UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2019

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On October 14, 2019, Redwood Trust, Inc. (“Redwood”) and RWT Holdings, Inc. (“Holdings”), an indirect wholly owned subsidiary of Redwood, entered into an equity interests purchase agreement (the “Purchase Agreement”) with CF CoreVest Parent I LLC, CF CoreVest Parent II LLC and CoreVest Management Partners LLC (collectively, the “Sellers”) and members of management of CoreVest (the “Management Holders”), pursuant to which Holdings acquired (the “Acquisition”) all of the Sellers’ equity interests in CoreVest American Finance Lender LLC (“CAFL”) and several of its affiliates (CAFL and such affiliates collectively, “CoreVest”), including CoreVest’s associated financial assets (the “Assets”). The Assets include securities collateralized by single-family rental (“SFR”) loans and business purpose residential loans to real estate investors, including residential bridge loans and SFR loans. The estimated aggregate purchase price for CoreVest is approximately $492 million. The purchase price is subject to a customary post-closing reconciliation, including a net book value adjustment. On October 15, 2019, the parties completed the Acquisition and the transactions contemplated by the Purchase Agreement and ancillary agreements.

Pursuant to the Purchase Agreement, CF CoreVest Parent I LLC and CF CoreVest Parent II LLC received their respective pro rata portions of the estimated purchase price in cash at the closing of the Acquisition, and CoreVest Management Partners LLC received its pro rata share of the estimated purchase price in a mix of cash at the closing of the Acquisition and shares of Redwood common stock, par value $0.01 per share (the “Common Stock”), vesting over a two-year period following the closing of the Acquisition. The Common Stock was granted at the closing of the Acquisition and was distributed to the Management Holders and certain other members of CoreVest management (collectively, the “Shareholders”). Fifty percent (50%) of the Common Stock will vest on October 15, 2020 and the remaining fifty percent (50%) will vest on October 15, 2021, provided that any unvested shares of Common Stock shall vest upon any termination of such shareholder’s employment by Redwood other than due to an “Adverse Action” or upon occurrence of a “Good Reason” (each, as defined below), or upon such shareholder’s death or disability.

“Adverse Action” means: (i) the Shareholder voluntarily terminates his or her employment with Redwood other than for Good Reason; (ii) the Shareholder’s material failure to substantially perform the reasonable and lawful duties of his or her position for Redwood or any Subsidiary thereof, which failure shall continue for thirty (30) days after written notice thereof by Redwood to the Shareholder; (iii) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Shareholder in respect of the performance of his or her duties hereunder, his or her fiduciary obligations or otherwise relating to the business of Redwood or its Subsidiaries; (iv) the habitual or repeated neglect of duties by the Shareholder; (v) the Shareholder’s conviction of a felony; (vi) theft or embezzlement, or attempted theft or embezzlement, of money or tangible or intangible assets or property of Redwood or its Subsidiaries and their respective employees, customers, clients, or others having business relations with Redwood or its Subsidiaries by the Shareholder; (vii) any act of moral turpitude by the Shareholder injurious to the interest, property, operations, business or reputation of Redwood or its Subsidiaries; (viii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s or its Subsidiaries’ businesses; or (ix) the failure of certain representations or warranties pertaining to the Shareholder to be true and correct.

“Good Reason” means the occurrence of any one of the following without the Shareholder’s written consent: (1) a material reduction (at the direction of Redwood) in the Shareholder’s duties, responsibilities, authority or title; (2) a material reduction (at the direction of Redwood) of the Shareholder’s base salary if such a reduction is not made in proportion to an across-the-board reduction for all senior management employees of Redwood; (3) a material breach by Redwood or any of its Subsidiaries of the terms of the Shareholder’s written employment agreement or offer letter, as applicable, with Redwood or any of its Subsidiaries; (4) a change in the position to which the Shareholder reports outside of reports up the chain to employees of CoreVest or Redwood; (5) a relocation (at the direction of Redwood) of the Shareholder’s current principal office location to a location more than twenty-five (25) miles in the aggregate from its location as of immediately prior to the date of the Purchase Agreement, provided that required travel on Redwood’s business to the extent necessary for the Shareholder to fulfill its obligations and regular travel to CoreVests’ offices and to Redwood’s other offices in Mill Valley, California and Englewood, Colorado shall not be considered as an actual or constructive relocation; (6) the complete liquidation of Redwood or CoreVest; or (7) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood with or to any other individual or entity, the failure of Redwood’s successor to affirmatively adopt the share distribution agreement or to otherwise comply with its obligations.

A portion of the purchase price was deposited into an escrow account to secure the indemnification obligations of the Sellers, including for breaches of their respective representations and warranties. The escrow account will be maintained by Bank of America, N.A. Pursuant to the terms of the Purchase Agreement, $10 million of the purchase price was deposited into the escrow account. The aggregate maximum liability of the Sellers for their indemnification obligations is limited to this escrow amount, provided that such limit shall not apply to any claim based on fraud or breach of any payment obligation. Subject to any such claims, the funds held in escrow will be delivered to the Sellers promptly following January 31, 2021, which represents the conclusion of the extended coverage period for claims arising from breaches of fundamental representations and warranties in the Purchase Agreement.

The Purchase Agreement includes customary representations, warranties and covenants by the respective parties. The Purchase Agreement includes, among other covenants, certain restrictive covenants relating to competitive activities and restrictions on solicitation and hiring of CoreVest employees by the Sellers and Management Holders.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 15, 2019, the parties completed the Acquisition and the transactions contemplated by the Purchase Agreement and ancillary agreements. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 14, 2019, Redwood issued a press release announcing the execution of the Purchase Agreement and made available an investor presentation providing supplemental information regarding the Acquisition. A copy of this press release is attached hereto as Exhibit 99.2 to this Current Report. A link to the presentation materials is available at the Company’s website at http://www.redwoodtrust.com, in the Newsroom section of the website under “Presentations.” An archive of the presentation materials will be available at the same location for 90 days.

The information contained in this Item 7.01 and the attached Exhibit 99.2 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements:

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Redwood’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "may,” “could,” “continue” and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Redwood’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q under the captions “Risk Factors” and in other reports Redwood files with the Securities and Exchange Commission. Redwood undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Equity Interests Purchase Agreement by and among Redwood Trust, Inc., RWT Holdings, Inc., CF CoreVest Parent I LLC, CF CoreVest Parent II LLC, CoreVest Management Partners LLC, and the Management Holders dated October 14, 2019

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2019	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: Executive Vice President, General Counsel, and Secretary